Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2011
FIRST QUARTER RESULTS
________________________________________________________________

HAUPPAUGE, NY – February 11, 2011 - Hauppauge Digital Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the first  fiscal quarter ended December 31, 2010.

FIRST QUARTER RESULTS

Net sales were $12.9 million for the first quarter of fiscal 2011 compared to $17.9 million reported for the previous year’s first fiscal quarter.

The Company incurred a net loss of $738,220 for the first quarter of fiscal 2011 compared to a net loss of $334,551 for the first quarter of fiscal 2010.   Basic and diluted net loss per share was $0.07 for the first quarter of fiscal 2011 and $0.03 the first quarter of fiscal 2010.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer stated, “Weakened market conditions in Europe, a weaker Euro exchange rate and lower sales to personal computer manufacturers contributed to the sales decline in our first fiscal quarter.

European sales, traditionally our strongest region worldwide, continue to be challenged. For the first time since the onset of the financial crisis in 2008, sales in all areas of Europe were lower in this quarter than they were in the same quarter of the previous fiscal year. Some of the sales decline in Europe was due to poor market conditions, but we have recently restructured our sales organization in Europe to focus our sales efforts on the stronger parts of the European market.

While we experienced a decline in European sales, sales to North America retailers continued to increase.  The one weak sales area in North America was sales to PC manufacturers, where declines have had a significant negative impact on our revenues.

Our gross profit margins grew to over 30% in this quarter due to increased sales of our newer, more profitable products plus the decline in the low margin sales to PC manufacturers.

At the CES show in January 2011, we announced the launch of new products which are anticipated to start shipping  at some point during the next two quarters. These products are called “Broadway”, “Colossus” and the “WinTV-Aero-m”.

"Colossus" is our next generation high definition video recorder. Colossus can record TV programs in HD from a cable TV or satellite set-top box. It can also record video game play in HD from an Xbox 360 and a PlayStation 3.

"Broadway" extends our product family of live TV products for the Apple iPhone and iPad. Broadway will send live TV to an Apple device via either WiFi or via the Internet. Broadway has similar functions to our WinTV Extend software, but does not require a PC to operate.

Also announced at the show was the launch of our first U.S. mobile digital TV receiver, “WinTV-Aero-m”. WinTV-Aero-m allows laptop or netbook users to watch the new ATSC M/H live over-the-air digital TV programs while they travel. ATSC M/H is a broadcast technology being launched in the United States and promoted by major broadcasters such as NBC and Fox.”

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California and research and development centers in Hauppauge, New York, Taipei, Taiwan and Braunschweig,  Germany.  The Company’s Internet web site can be found at http://www.hauppauge.com.

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management.  We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements.  Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, successful integration of acquisitions, economic conditions in the United States and abroad, fluctuation of the value of the Euro versus the U.S. dollar, our history of operating losses, our ability to obtain financing, our ability to maintain our NASDAQ listing, as well as other risks and uncertainties discussed in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and the Company’s Form 10-Q for the three months ended December 31, 2010.  Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.  All cautionary statements made in this news release should be read as being applicable to all related forward-looking statements wherever they appear.

[Financial Table Follows]

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,
	2010	2009

Net sales	$12,862,946	$17,878,358
Cost of sales	8,515,708	12,655,961
Gross profit	4,347,238	5,222,397

Selling, general and administrative expenses	3,774,704	4,332,523
Research & development expenses	1,096,779	1,170,071
Loss from operations	(524,245)	(280,197)
Other income (expense):
Interest income	1,559	1,452
Interest expense	-	(4,340)
Foreign currency	31,523	(240)
Total other income (expense)	33,082	(3,128)
Loss before tax provision	(491,163)	(283,325)
Deferred tax expense	199,726	-
Current tax expense	47,331	51,226
Net loss	($738,220)	($334,551)

Net loss per share-basic and diluted	($0.07)	($0.03)

Weighted average shares-basic and diluted	10,083,417	10,059,808

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2010	2010
Assets:

Current Assets:
Cash and cash equivalents	$7,286,019	$7,057,904
Accounts receivables, net of various allowances	3,623,630	4,403,194
Other non trade receivables	1,829,872	2,355,834
Inventories	12,214,733	11,450,565
Deferred tax asset current	1,271,988	1,310,204
Prepaid expenses and other current assets	1,070,173	980,087
Total current assets	27,296,415	27,557,788

Intangible assets, net	3,752,557	3,941,266
Property, plant and equipment, net	505,835	544,959
Security deposits and other non current assets	106,241	106,241
Deferred tax asset non current	449,224	610,734
	$32,110,272	$32,760,988

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable	$7,015,036	$7,306,221
Accrued expenses – fees	4,917,267	4,955,540
Accrued expenses	10,416,263	10,266,495
Income taxes payable	276,717	252,090
Total current liabilities	22,625,283	22,780,346

Stockholders' Equity
Common stock, $.01 par value; 25,000,000 shares authorized,
10,845,368 and 10,842,274 issued, respectively	108,454	108,423
Additional paid-in capital	17,843,446	17,739,330
Retained deficit	(1,789,106)	(1,050,886)
Accumulated other comprehensive loss	(4,272,257)	(4,410,677)
Treasury Stock at cost, 760,479 shares	(2,405,548)	(2,405,548)
Total stockholders' equity	9,484,989	9,980,642
	$32,110,272	$32,760,988

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